PROMISSORY NOTE

$172,000	December 17, 2008
(“Principal”)	(“Effective Date”)

This Promissory Note, dated December 17, 2008, (the “Note”) is by and between the Majority Shareholders of The Americas Learning Centers, Inc., as listed in Exhibit A, (the “Holders”) and Hackett’s Stores, Inc., with a business address of 2001 SE Sailfish Point Blvd., #112, Stuart, Florida 34996, a Florida corporation, (the “Borrower” or “Company”), and is exempt from registration under the Securities Act of 1933 of the United States, as amended.

1.         PRINCIPAL AND INTEREST.  For value received under that certain Share Exchange Agreement, of even date (the “Share Exchange Agreement”), the Company, its assigns and successors, hereby promises to pay to the Holders, or their successors or assigns, in immediately available funds, the total principal sum of one hundred and seventy-two thousand dollars ($172,000.00 U.S.), (the “Principal”) in accordance with the terms of this Note. The Principal hereof and any unpaid and continuing to accrue interest thereon shall be due and payable two hundred and ten (210) days from the Effective Date written above (the “Maturity” date), and payable in amounts and on the timetable as specified in the schedule in Exhibit B (unless such payment date is accelerated as provided in Section 6, “Default”). Payment of all amounts due hereunder to the Holders shall be made payable to Gold Coast Professional Services, P.A., as Escrow Agent for the Holders, in connection with the Share Exchange Agreement,  at the Escrow Agent’s address provided for in Section 7, “Notices”. Interest on the unpaid principal balance of this Note shall accrue from the above date first written and shall continue to accrue until all unpaid principal and interest is paid in full at Maturity. Interest shall be calculated at the simple interest rate of ten percent (10%) per annum and based on a three hundred and sixty (360) day year, in twelve (12) intervals of thirty (30) days.

2.         PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note (the “Prepayment” or “Prepayments”) without penalty or premium, provided that concurrently with each such Prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such Prepayment.  Prior to making such Prepayment(s) the Company is required to provide the Holders with advance written notice of such intent to make such Prepayment(s) of not less than ten (10) business days (the “Prepayment Advance Notice Period”) before such Prepayment(s).  During the Advance Notice Period, the Holders, in their sole option and discretion, may transfer any of this Note, per the terms and conditions of the following Section 4, “Transferability”.  The terms and conditions of this provision in no way alter or cancel any of the rights of the Holders granted in any other provision within this Note.

3.         APPROVAL OF CHANGES IN CAPITAL STOCK STRUCTURE.  Until this Note is paid in full, including all outstanding principal and interest amounts, except for changes to the capital structure of the Company as agreed in discussion prior to the Closing of that certain “Agreement for the Exchange of Securities” of even date connected to the transaction contemplated herein, the Company must have written advance approval from the Holders before before (i) initiating or making any changes in its capital stock structure in form or content, including changes in its type and quantity of authorized shares, the creation and authorization of additional stock classes, the rescinding of any stock classes, or the addition or changes to designations and preferences of any stock class, (ii) issuing any stock grants to any employee for any reason or issuing any employee stock options,  including the adoption of any employee stock option plan(s), (iii) issuing any common or preferred stock purchase warrants or options, including any that may be connected or related to any funding agreements for the benefit of the Company, (iv) issuing, selling, transferring, or pledging, any of its capital stock, or executing any form of convertible debt instrument, including, but not limited to, convertible debentures or convertible notes, (v) engaging in any funding mechanism with any third party which involves the simultaneous or future issuance of capital stock or warrants or option, including, but not limited to, any Reg D or similar capital formation subscription agreements, (vi) instituting any capital stock forward or reverse split, and (vii) engaging in any “off balance sheet transactions”, as such phrase is commonly understood, except for such transactions that are required in the normal course of the conducting of business, such as property or equipment leases. (The forgoing being the “Changes in Capital Stock Structure”.) Failure to obtain such written approval of the Holders on the preceding conditions in this paragraph for any reason shall constitute an “Event of Default” (as hereinafter defined).

4.         TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holders.  In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets.  In the event of a Reorganization Event the Company shall cause the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.  Failure of such new party to assume the obligations of this Note shall be considered an additional Event of Default.  This Note may be transferred, pledged, hypothecated, or assigned by the Holders in its sole option and discretion.

5.         GUARANTY. This Note shall be guaranteed in an amount equal to the Principal and Interest due by a separate “Guaranty Agreement”, attached hereto as Exhibit C, between the Holders and Seaway Valley Capital Corporation, a New York corporation, (the “Guarantor”) which shall guarantee payment in whole or in part of the Note in the event of Default by the Company.

6.         DEFAULT.  The occurrence of any one of the following events shall constitute a Default or an Event of Default on the part of the Company should such occurrence not be cured in full by the Company, or the Guarantor of this Note within ten (10) calendar days (with the exception of payment number two in the amount of $10,000, which shall be given a twenty (20) day cure period):

(a)        The non-payment, when due, of any principal or interest pursuant to this Note, under any such occurrence of which, the Holders, at their sole option and discretion, may grant the Company a cure for such non-payment, defined as the Holders receiving fifty percent (50%) of the proceeds from any sales of such capital stock by the Company (including, but not limited to, Reg-S sales) until the unpaid amount in arrears is paid in full, all monthly payments according to the schedule in Exhibit B are current, and all interest on the full amount of the Principal of the Note is paid in full in advance.

(b)        The material breach of any representation or warranty in this Note, or the terms and conditions of any Section of this Note. In the event the Holders become aware of a breach of this Section 6, the absolute determination of the existence of such breach shall be in the sole judgment of the Holders, and the Holders shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)        The breach of any covenant or undertaking, not otherwise provided for in this Section 6, or any failure on the part of the Company to fulfill its obligations under Section 19, “Further Assurances”, or to any failure on the part of the Company, its officers, directors and majority shareholders to execute any documents connected or related to the protection of the interests of the Holders as stated or implied under this Note;

(d)        The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)        The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

(f)         Upon the occurrence of any Default or Event of Default, the Holders may, by written notice to the Company, either:
(i) declare all or any portion of the unpaid principal amount due to the Holders, together with all accrued interest thereon, immediately due and payable, except that upon the occurrence of an Event of Default as described in either the preceding paragraph (d) or (e), all or any portion of the unpaid principal amount due to Holders, together with all accrued interest thereon, shall immediately become due and payable without any such notice; or
(ii) per the terms and conditions of the Escrow Agreement of even date connected to this Note (the “Escrow Agreement”), declare that any and all “Escrowed Securities” as deposited by the Holders in escrow as “Escrowing Parties” or an “Escrowing Party” under the Escrow Agreement, be immediately returned to the Holders.    In event of Default without Cure whereby the Holders demand return of the Escrowed Securities, 100% of the capital stock and assets of Patrick Hackett Hardware Company shall be immediately transferred back to Seaway Valley Capital Corporation, as well as any and all liabilities and obligations of the Patrick Hackett Hardware Company that may have been incurred from the time of Closing of the “Agreement for the Exchange of Securities” and which are unrelated to this Note (the “Unwind”). Such Unwind actions shall not be challenged by the Holders.

Any payments that the Holders allow under this Section 6 shall be made through a wire transfer of funds or Certified Check payable to the Escrow Agent.

7.         NOTICES.  Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, and by facsimile or other electronic transmission (e.g., email), return receipt/or confirmation of receipt requested. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to:	Hackett’s Stores, Inc.
2001 SE Sailfish Point Blvd., #112
Stuart, Florida 34996
Facsimile No.: 315-287-7529

Notices to the Guarantor shall be sent to:	Seaway Valley Capital Corporation
10-18 Park Street, 2nd Floor
Gouverneur, New York 13642
Facsimile No.: 315-287-7529

Notices to the Holders shall be sent to:	Gold Coast Professional Services, P.A.
Escrow Agent, ALRN Transaction
433 Plaza Real, Suite 275
Boca Raton, Florida 33432
ATTN: Guy M. Jean-Pierre, Esquire
Facsimile No.: (561) 962-4252

8.         REPRESENTATIONS AND WARRANTIES.  The Company hereby makes the following representations and warranties to the Holders:

(a)        Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Note and to issue this Note.  The execution, delivery and performance of this Note by the Company, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action.  This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)        Disclosure.  Neither this Note nor any other document, certificate or instrument furnished to the Holders by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(d)        Non-contravention.  The execution and delivery by the Company of this Note and the issuance of the securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under(i) the Articles of Incorporation nor Bylaws of the Company or its subsidiaries or  (ii) any indenture, mortgage, deed or trust or other material agreement or instrument to which the Company or its subsidiaries is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authorities having jurisdiction over the Company or its subsidiaries or any of the Company’s or its subsidiaries’ properties or assets, except as to  (ii) above such conflict, breach or default which would not have a Material Adverse Effect defined as “any change in or effect on the business of the Company that, individually or in the aggregate (taking into account al other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner).”

(e)        Full Disclosure.   There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Holders that (i) reasonably could be expected to have a “Material Adverse Effect” (as such term is commonly legally defined) or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Note.

(f)         Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company’s knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company, could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Note.

(g)        Absence of Events of Default.  No “Event of Default” (as defined in any agreement) and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing, which could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Note.

(i)         Financial Statements; No Undisclosed Liabilities. If requested by the Holders, the Company will deliver to the Holders true and complete copies of its most recent balance sheet and the related statements of operations and cash flows including the related notes and schedules thereto (collectively, the “Financial Statements”).

(j)         Shareholders, DTC-NOBO Lists.  Until this Note is paid in full, upon requested by the Holders and on a timeframe specified by them in such request, the Company shall deliver to the Holders true and complete copies of its most recent Shareholders List and its most recent DTC Security Position Report and NOBO List.

(k)        Compliance with Laws; Permits.  The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, “Laws”) applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect.  The Company possesses all permits, approvals, authorizations, licenses, certificates and necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect to the Company’s business.

(l)         Insurance.  The Company shall maintain property and casualty, general liability workers compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company’s historical claims and the Company is not threatened by any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

(m)       Tax Liabilities. No Claim has been made by any taxing authority in any jurisdiction that the Company does or does not file tax returns or that the Company is or might be subject to taxation by that jurisdiction.  There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to tax matters has been requested by any foreign, federal state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company form any foreign, federal, state or local taxing authority.  There are no material unresolved questions or claims concerning the Company’s tax liability.  The Company has not executed or entered into a closing agreement pursuant to section 712 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law and has not agreed nor is required to make any adjustments, pursuant to section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company.  The Company does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.  The Company has not been a United States real property holding corporation within the meaning of section 897 (c) (2) of the Internal Revenue Code during the applicable period specified in section 897 (c)(1)(A)(ii) of the Internal Revenue Code.

9.         REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.  The Holders hereby represents and warrants to the Company that:

(a)        this Note has been duly executed and delivered by the Holders;

(b)        the execution and delivery by the Holders of this Note does not, and the consummation of the transactions contemplated hereby and thereby will not, contraverse or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Holders;

(c)        the Holders understand that this Note has not been registered under the Securities Act, or qualified under the securities law of any state, on the grounds, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning the Act, and under any applicable state blue sky authority.  The Holders understand that the Company is relying in part on the Holders’ representations as set forth herein for purposes of claiming such exemption and that the basis for such exemption may not be present if, notwithstanding the Holders’ representations, the Holders have in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event.  The Holders have no such present intention;

(d)        this Note constitutes a valid and binding agreement of the Holders enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

(e)        no part of the source of funds used by the Holders to acquire the Securities constitutes assets allocated to any separate account maintained by the Holders in which any employee benefit plan (or its related trust) has any interest.

10.       CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  The Company consents to the jurisdiction of the courts of the State of Florida and of any state and federal court located in Palm Beach County, Florida.

11.       GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

12.       ATTORNEYS FEES.  In the event the Holders hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holders’ rights, whether or not suit is instituted, including reasonable attorney‘s and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings and enforcements,

13.       CONFORMITY WITH LAW.  It is the intention of the Company and of the Holders to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

14.       CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

15.       WAIVERS. All waivers must be in writing by the Holders. Any waiver or failure to enforce any provision of this Note on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

16.       HEADINGS. The headings in this Note are for convenience and are not to be used in interpreting this Note.

17.       COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  The parties hereto agree that this Note, agreements ancillary to it, and related documents to be entered into in connection with this Note will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Note is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signature shall be treated in all respects as having the same effect as an original signature.

18.       FURTHER ASSURANCES. The Company, its officers, directors and majority shareholders hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver any and all instruments and documents requested by the Holders as may be reasonably necessary in order to fully carry out the intent and purposes of this Note as contemplated by the Holders at any time prior to full repayment of the principal and interest due under this Note.

19.       AUTHORITY TO BIND.  A responsible officer of the Company has read and understands the contents of this Note and is empowered and duly authorized on behalf of the Company and its Board of Directors to execute it, and bind the Company to it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the below parties signed and sealed this Note as of the Effective Date.

“COMPANY”	“HOLDERS”

HACKETT’S STORES, INC.,
a Florida corporation
By:
Donald Platten, an individual

By:
Name: Thomas W. Scozzafava		GOLD COAST PROFESSIONAL SERVICES, P.A.
Its: President & CEO

By:
Donald Platten, Vice President

GROWTH CAPITAL ENTERPRISES, INC.

By:
Dennis Ruggeri, Vice President

Exhibit A

MAJORITY SHAREHOLDERS OF THE AMERICAS LEARNING CENTERS, INC.    (“Escrowing Parties”)

By___________________________________
            Donald Platten, as an individual

GOLD COAST PROFESSIONAL SERVICES, P.A.

By___________________________________
           Donald Platten, Vice President

GROWTH CAPITAL ENTERPRISES, INC.

By___________________________________
           Dennis Ruggeri, Vice President

Exhibit B

TABLE OF PAYMENTS
All payments are to made directly to the Escrow Agent, Gold Coast Professional Services, P.A.

Monthly Installments*	Schedule of Payment Amount	Remaining Principal Balance	Interest on Remaining Principal Balance	Accrued Interest Total
30 Days	8,000.00	164,000.00	1,366.67	1,366.67
60 Days	28,000.00	136,000.00	1,133.33	2,500.00
90 Days	28,000.00	108,000.00	900.00	3,400.00
120 Days	28,000.00	80,000.00	666.67	4,066.67
150 Days	28,000.00	52,000.00	433.33	4,500.00
180 Days	28,000.00	24,000.00	200.00	4,700.00
210 Days	28,700.00	Final Payment
Total Payments	176,700.00	Includes all Principal and Interest

* From the Effective Date.

Exhibit C

GUARANTY AGREEMENT

In consideration of financial accommodations given or to be given to Hackett’s Stores, Inc. (the "Borrower") by the Majority Shareholders of The Americas Learning Centers, Inc. (collectively, the “Shareholders”) and the benefits to be obtained therefrom by the undersigned, Seaway Valley Capital Corporation, a Delaware corporation, as “Guarantor”, irrevocably and unconditionally guarantees to the Shareholders, payment when due, whether by acceleration or otherwise, of any and all liabilities of the Borrower to the Shareholders, in the aggregate at any one time outstanding plus all interest thereon and all attorneys' fees, costs and expenses of collection incurred by the Shareholders in enforcing any of such liabilities. This is a guaranty of payment and not of collection. All capitalized terms used herein, but not defined herein, shall have the meanings set forth in that certain Promissory Note, of even date, between the Borrower and the Shareholders, as the same may be amended from time to time.

The term "liabilities of the Borrower" shall include all liabilities, direct or indirect, absolute or contingent, joint, several or independent, secured or unsecured, liquidated or unliquidated, contractual or tortious of the Borrower now or hereafter existing, due or to become due to, or held or to be held by, the Shareholders for their own account or as agent for another or others, whether created directly or acquired by assignment or otherwise.

The undersigned waives notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Shareholders against, and any other notice to, any party liable thereon (including the undersigned).

The Shareholders may at any time and from time to time (whether or not after revocation or termination of this guaranty) without the consent of, or notice to, the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned hereunder, upon or without any terms or conditions and in whole or in part, so long as the Obligations remain outstanding:

(1)          change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any liability of the Borrower, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the liabilities of the Borrower as so changed, extended, renewed or altered;

(2)          sell, exchange, release, surrender, substitute, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the liabilities hereby guaranteed or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thcreagainst;

(3)          exercise or refrain from exercising any rights against the Borrower or others (including the undersigned), or any security or otherwise act or refrain from acting;

(4)          settle or compromise any liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Shareholders and the undersigned; and

(5)          upon the occurrence and during the continuance of an Event of Default, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Shareholders regardless of what liability or liabilities of the Borrower remain unpaid.

No failure by the Shareholders to file, record or otherwise perfect any lien or security interest, nor any improper filing or recording, nor any failure by the Shareholders to insure or protect any security nor any other dealing (or failure to deal) with any security by the Shareholders, shall impair or release the obligations of the undersigned hereunder.

No invalidity, irregularity or unenforceability of all or any part of the liabilities hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of the undersigned.

This guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to the undersigned, this guaranty shall continue until written notice of revocation signed by such undersigned, or until written notice of the death of such undersigned (which shall be deemed a notice of revocation hereunder) shall in each case have been actually received by the Shareholders, notwithstanding a revocation by, or the death of, or complete or partial release for any cause, of the undersigned, or the Borrower or of any one liable in any manner for the liabilities hereby guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution, termination or increase, decrease or change in personnel, management, shareholders or members of any one or more of the undersigned which may be corporations, partnerships or other entities. Written notice as above provided shall be the only means of revocation or termination of this guaranty, notwithstanding the fact that for periods of time there may be no outstanding liabilities of the Borrower. No revocation or termination hereof shall affect in any manner the effectiveness and applicability of this guaranty, or any rights of the Shareholders or the obligations of the undersigned hereunder, with respect to (a) liabilities of the Borrower which shall have been created, contracted, assumed or incurred prior to receipt by the Shareholders of written notice of such revocation or termination, (b) all extensions, renewals or modifications of any of the liabilities referred to in (a) above made after receipt by the Shareholders of such written notice, or (c) liabilities of the Borrower which shall have been created, contracted, assumed or incurred after receipt by the Shareholders of such written notice pursuant to any contract entered into by the Shareholders prior to its receipt of such notice or which are otherwise related to or connected with liabilities of the Borrower theretofore arising or transactions theretofore entered into.

The Shareholders at all times and from time to time shall have the right to require the undersigned to deliver to the Shareholders as security for the liabilities of the undersigned hereunder, collateral security, original or additional, satisfactory to the Shareholders.

All property of the undersigned shall be held by the Shareholders subject to a lien and as security for any and all liabilities of the undersigned. The term "property of the undersigned" shall include all property of every description, now or hereafter in the possession or custody of or in transit to the Shareholders for any purpose e, including safekeeping, collection or pledge, for account of the undersigned, or as to which the undersigned may have any right or power. The balance of every account of the undersigned with, and each claim of the undersigned against, the Shareholders existing from time to time, shall be subject to a lien and subject to be set off against any and all liabilities of the undersigned and the Shareholders may at any time or from time to time at its option and without notice appropriate and apply toward the payment of any of the liabilities of the undersigned the balance of each such account of the undersigned with, and each such claim of the undersigned against, the Shareholders.

Upon the happening of an Event of Default, then and in any such event, and at any time thereafter, the Shareholders may, without notice to the Borrower or the undersigned, make the liabilities of the Borrower to the Shareholders, whether or not then due, immediately due to and payable hereunder as to the undersigned, and the Shareholders shall be entitled to enforce the obligations of the undersigned hereunder.

Upon nonpayment when due of any of the liabilities of the Borrower or the undersigned to the Shareholders (after the expiration of applicable grace period), the Shareholders may immediately or at any time or times thereafter without demand or notice to the Borrower or the undersigned and without advertisement, all of which are hereby expressly waived, sell, resell, assign and deliver all or part of said "property of the undersigned" at any Brokers' Board or Exchange, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith may grant options (in each case, as the Shareholders may, in their sole discretion, exercised in a commercially reasonable manner, determine). Upon each such sale the Shareholders may purchase the whole or any part of such property, free from any right of redemption, which is hereby waived and released.

In the case of each such sale, or of any proceedings to collect any liabilities of the undersigned, the undersigned shall pay all costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees actually incurred, and after deducting such costs and expenses from the proceeds of sale or collection, the Shareholders may apply any residue to pay any liabilities of the undersigned, who shall continue liable for any deficiency, with interest.

Without limiting the Shareholders' rights under any other agreement, upon the date notice of revocation, or termination of this guaranty is received, or upon the occurrence of an Event of Default hereunder or under any of the loan documents evidencing or relating to the liabilities of the Borrower, any obligations owed by the Borrower to the undersigned in connection with any extension of credit or financial accommodation by the undersigned to or for the account of the Borrower are hereby subordinated to the liabilities of the Borrower, and such obligations of the Borrower to the undersigned, if the Shareholders so requests, shall be collected, enforced and received by the undersigned as trustee for the Shareholders and shall be paid over to the Shareholders on account of the liabilities of the Borrower without reducing or affecting in any manner the liability of the undersigned under other provisions of this guaranty.

The undersigned shall not exercise any right of subrogation which it may have at any time otherwise as a result of this guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all of the liabilities of the Borrower have been paid in full. If any amount is paid to the undersigned on account of subrogation rights the undersigned may otherwise have under this guaranty, when the liabilities of the Borrower shall have not been paid in full, the amount shall be held in trust for the benefit of the Shareholders and shall be promptly paid to the Shareholders to be credited and applied to the liabilities of the Borrower.

If claim is ever made upon the Shareholders for repayment, return, restoration or other recovery of any amount or amounts received by the Shareholders in payment or on account of any of the liabilities of the Borrower and the Shareholders repay all or part of said amount: (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preferential transfer, fraudulent conveyance, impermissible setoff or a diversion of trust funds; or (b) for any other reason, including (without limitation) by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Shareholders or any of their property, or (ii) any settlement or compromise of any such claim effected by the Shareholders with any such claimant (including the Borrower), then and in such event the undersigned agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of the Borrower, and the undersigned shall be and remain liable to the Shareholders hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Shareholders. The undersigned hereby indemnifies and shall reimburse and hold the Shareholders harmless for the amount so repaid and for all other claims, actions, suits, proceedings, liabilities, losses, costs and expenses of every kind (including, without limitation, the disbursements, expenses and fees of the Shareholders' attorneys) that may be imposed upon, incurred by or asserted against the Shareholders (i) in connection with defending any such claim for repayment and collecting such amount from the undersigned, or (ii) otherwise arising out of or related directly or indirectly to this guaranty (including, without limitation, any action, suit or proceeding between the undersigned and the Shareholders, whether on this guaranty or otherwise). The provisions of this paragraph shall survive the termination of this guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment or court order or any state or federal law.

No delay on the part of the Shareholders in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modifications or amendment of this guaranty, shall be deemed to he made by the Shareholders unless the same shall be in writing, duly signed on behalf of the Shareholders, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Shareholders or the obligations of the undersigned to the Shareholders in any other respect at any other time.

Whenever in this instrument the words "attorneys' fees" are used, such fees shall mean attorneys' fees reasonably and actually incurred. The term "Borrower" as used throughout this instrument shall be deemed to include any corporation or corporations which succeed to all or substantially all of the assets or business of the Borrower by merger, consolidation or sale of assets if the Borrower is a corporation.

This guaranty and the rights and obligations of the Shareholders and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of Florida; and this guaranty is binding upon the undersigned, his heirs, executors, administrators, successors, or assigns, and shall inure to the benefit of the Shareholders, its successors or assigns. The undersigned hereby irrevocably submits to the jurisdiction of any Florida or Federal Court located in Palm Beach County over any action or proceeding arising out of any dispute between the undersigned and the Shareholders, and the undersigned further irrevocably consents to the service of any process in any such action or proceeding by the mailing of a copy of such process to the undersigned at the address set forth below. In the event of litigation between the Shareholders and the undersigned over any matter connected with this guaranty, resulting from transactions hereunder or relating to documentation or matters connected with the liabilities of the Borrower, the right to a trial by jury is hereby waived by the Shareholders and the undersigned. The undersigned also waives the right to interpose any defense, including but not limited to, those defenses based upon fraud or any statute of limitations or any claim of lathes and any setoff or claim, deduction or counterclaim of any nature or description in any action or proceeding instituted by the Shareholders with respect to this guaranty or any matter arising herefrom or relating hereto. To the extent that the undersigned has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), with respect to the undersigned or the property of the undersigned, such immunity is hereby irrevocably waived by the undersigned.

The undersigned, if more than one, shall be jointly and severally liable hereunder, and the term "undersigned" wherever used herein shall mean the undersigned or any one or more of them. Any one signing this guaranty shall be bound hereby, whether or not any one else signs this guaranty at any time.

[SIGNATURE PAGE FOLLOWS]

Dated: Gouverneur, New York, 17th of December, 2008

SEAWAY VALLEY CAPITAL CORPORATION

By: _____________________________
Thomas W. Scozzafava, President, Chief Executive Officer and Chairman of the Board